EXHIBIT 21



                          SUBSIDIARY OF THE REGISTRANT

                                 Percentage Owned         State of Incorporation
                                 ----------------         ----------------------
Greene County Bank                     100%                      Tennessee

                       SUBSIDIARIES OF GREENE COUNTY BANK

Superior Financial Services, Inc.      100%                      Tennessee
GCB Acceptance Corporation             100%                      Tennessee
Fairway Title Company                  100%                      Tennessee